Exhibit 4


                             STOCK CERTIFICATE
                                  [FRONT]


                     COMMUNITY BANKSHARES INCORPORATED

          Organized Under the Laws of the Commonwealth of Virginia



This is to certify that                      is the owner of





     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $3.00 PER SHARE, OF Community Bankshares Incorporated, transferable on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.
Dated
                              [CORPORATE SEAL]

                             STOCK CERTIFICATE
                                   [BACK]


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common              UNIF GIFT MIN ACT -   . . . .  Custodian . . . . .
     TEN ENT - as tenants by the entireties with                       (Cust)              (Minor)
               right of survivorship and not                          under Uniform Gifts to Minors
               as TEN COM                                             Act . . . . . . . . . . .
     JT TEN -  as joint tenants with right of                                    (State)
               survivorship and not as tenants
               in common

  Additional abbreviations may also be used though not in the above list.


  FOR VALUE RECEIVED, __________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

     PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated ________________